     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 17, 2001
                                                  Registration No. 333__________
________________________________________________________________________________
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            _______________________

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            _______________________

                                 TELLIUM, INC.
            (Exact name of Registrant as specified in this charter)


        Delaware                         3661                    22-3509099
(State or other jurisdiction      (Primary standard industrial  (I.R.S. employer
of incorporation or organization) classification code number)   identification No.)

                            ______________________


                                2 Crescent Place
                        Oceanport, New Jersey 07757-0901
                                 (732) 923-4100
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            _______________________

                                 Harry J. Carr
                                 Tellium, Inc.
                                2 Crescent Place
                        Oceanport, New Jersey 07757-0901
                                 (732) 923-4100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            _______________________

                                   Copies to:

    Richard A. Steinwurtzel, Esq.                Alexander D. Lynch, Esq.
    Vasiliki B. Tsaganos, Esq.                     Babak Yaghmaie, Esq.
 Fried, Frank, Harris, Shriver & Jacobson      Wilson Sonsini Goodrich & Rosati,
    1001 Pennsylvania Avenue, N.W.                Professional Corporation
            Suite 800                               245 Park Avenue
      Washington, D.C. 20004                          24th Floor
          (202) 639-7000                           New York, NY 10167
                                                     (212) 672-1700


                            _______________________

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-46362

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                   Proposed          Proposed
                                                  Amount           Maximum           Maximum
          Title of Each Class of                   To Be        Offering Price      Aggregate            Amount of
        Securities to be Registered           Registered (1)      Per Share     Offering Price (2)  Registration Fee (3)
-------------------------------------------------------------------------------------------------------------------------


Common Stock, $.001 par value, per share     1,725,000 shares           $15.00     $25,875,000.00             $6,468.75




(1) Includes 225,000 shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.
(2) Based on the proposed offering price for the shares of common stock offered hereby.
(3) Calculated under Rule 457(a) of the Securities Act of 1933. All of this amount was paid upon the initial filing of the Company's Registration Statement on Form S-1 (No. 333-46362) filed with the SEC on September 22, 2000.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               Incorporation Of Certain Information By Reference

          This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933 by Tellium, Inc. with the Securities and Exchange Commission, and hereby incorporates by reference the contents of the Registration Statement on Form S-1 (File No. 333-46362) filed on September 22, 2000, as amended (including all exhibits thereto), which was declared effective on May 16, 2001 (the "Prior Registration Statement"). Tellium is filing this Registration Statement for the sole purpose of increasing: (1) the number of shares of common stock offered in the Prior Registration Statement by 1,500,000 shares (all of which shares will be offered by Tellium in the initial public offering), (2) the number of additional shares the underwriters have an option to purchase by 225,000 shares, and (3) the maximum aggregate offering price set forth in the Prior Registration Statement by $25,875,000.00.

                                 Certification

          Tellium hereby certifies to the SEC that it has previously paid the filing fee of $6,468.75 for the additional securities being registered hereby in connection with its Registration Statement on Form S-1 (No. 333-46362).

                                  Signatures

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oceanport, State of New Jersey, on May 17, 2001.



                                     Tellium, Inc.



                                     By: /s/ Harry J. Carr
                                         ---------------------------
                                         Harry J. Carr
                                         Chief Executive Officer


  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                     Title                                     Date
---------                                     -----                                     ----

     /s/ Harry J. Carr
__________________________________         Chief Executive Officer and                 May 17, 2001
         Harry J. Carr                     Chairman of the Board of
                                           Directors (Principal Executive
                                           Officer)

             *
__________________________________         President and Chief Operating               May 17, 2001
         Richard W. Barcus                 Officer


             *
__________________________________         Director                                    May 17, 2001
         Michael M. Connors


             *
__________________________________         Director                                    May 17, 2001
         William B. Bunting


             *
__________________________________         Director                                    May 17, 2001
         Jeffrey A. Feldman


             *
__________________________________         Director                                    May 17, 2001
         Edward F. Glassmeyer




                *
__________________________________         Director                                    May 17, 2001
         William A. Roper, Jr.

                *
__________________________________         Director                                    May 17, 2001
       Richard C. Smith, Jr.

                *
__________________________________         Chief Financial Officer                     May 17, 2001
         Michael J. Losch                  (Principal Financial and
                                           Accounting Officer)


     /s/ Harry J. Carr
*By:______________________________                                                     May 17, 2001
         Harry J. Carr
         Attorney-In-Fact


                                 Exhibit Index


Exhibit
  No.                    Description
 ------                  -----------

 5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson with respect to the common stock being registered

23.1                     Consent of Deloitte & Touche LLP

23.2                     Consent of Ernst & Young LLP

23.3                     Consent of Arthur Andersen LLP

23.4 Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1 above)

24.1+                    Power of Attorney



+ Incorporated by reference to page II-8 and Exhibit 24.1 of the Company's Registration Statement on Form S-1 (No. 333-46362) filed on September 22, 2000, as amended.